Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF ANTERO RESOURCES CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Resources Corporation for the quarter ended September 30, 2023, I, Paul M. Rady, President and Chief Executive Officer of Antero Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources Corporation for the periods presented therein.

Date: October 25, 2023

/s/ Paul M. Rady
Paul M. Rady
President and Chief Executive Officer